Company Contact:
Valerie V. Vekkos
Investor Relations
(760) 438-4004
xenonics@xenonics.com

Xenonics Reports Fiscal 2005 Results

CARLSBAD, CALIFORNIA – January 13, 2006 — XENONICS HOLDINGS, INC. (AMEX:XNN)
today announced financial results for fiscal 2005.

“We at Xenonics have spent the last two quarters positioning Xenonics to be not just an illumination company, but a high tech security company and to diversify into new markets, develop new products and cultivate new customers. The company is at a strategic inflection point – we are in the process of changing who we are and what we do. Our competitive advantage is we now have improved product awareness and continuing customer satisfaction. The NightHunter family of illumination products coupled with our new products give the company a significant technological advantage in addressing the security needs today and in the future. We expect these initiatives will take us to the next level in 2006.

Xenonics will continue to focus on Army, Navy, Coast Guard and Marine Corps as a near term strategic imperative. The first large deployment of Marines with our product takes place this month. Our mission is to provide illumination and infrared capability to military and other government agencies as we address the problems created by terrorism and border control at home and internationally. These programs include large and small weapons mounts for crew served weapons as well as mounted systems on various types of vehicles currently in service and under development.

New opportunities in 2006 will be focused on International Sales and an expansion into new business areas to provide security solutions as the prime contractor or a key hardware integrator.” stated Richard J. Naughton, CEO.

Year End 2005 Results
For the 2005 fiscal year ended September 30, 2005, revenue was $4,434,000 compared to $11,927,000 for the prior year. Net loss for fiscal 2005 was ($5,004,000) or ($0.33) compared to $1,476,000, or $0.09 per diluted share.

Net income was impacted by non-recurring items such as an adjustment to finished goods inventory of $1,953,000 and $1,052,000 of compensation and consulting expense related to the issuance of common stock and warrants and options granted during the year.

At September 30, 2005, the company had current assets of $2,391,000, a current ratio of 3.4, and no debt.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency illumination systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

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XENONICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended
	September 30,
in thousands,
except per share
amounts	2005	2004
Revenue	$4,434	$11,927
Cost of goods sold	4,431	6,916
Gross profit	3	5,011
Selling, general and administrative	4,884	3,113
Engineering, research and development	504	248
(Loss) / income from operations	(5,385)	1,650
Other income/(expense), net:
Interest income	22	15
Gain on settlement	306	—
Interest expense	(36)	(31)
Other income	6	—
(Loss) / income before provision for income taxes	(5,087)	1,634
Income tax (benefit) provision	(49)	158
Net (loss) / income before minority interest	$(5,038)	$1,476
Minority interest	(34)	—
Net (loss) / income	$(5,004)	$1,476
Net (loss) / income per share:
Basic	(.33)	.11
Diluted	(.33)	.09
Weighted average shares outstanding
Basic	14,963	13,508
Diluted	14,963	16,932

XENONICS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET

September 30,
in thousands, except per share amounts	2005
Assets

Current assets:
Cash	$890
Accounts receivable, net	213
Inventories, net	1,206
Other current assets	82
Total Current Assets	2,391
Equipment, furniture and fixtures at cost, net	50
Other non-current assets	25
Total Assets	$2,466
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$608
Accrued royalty	—
Accrued payroll and related taxes	86
Other current liabilities	6
Total Current Liabilities	700

Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000 shares
authorized, 0 shares issued and outstanding	–
Common shares, $0.001 par value, 50,000 and 20,000
shares authorized as of 2005 and 2004,
respectively; 15,686 and 14,167 shares
issued and outstanding in 2005 and 2004,
respectively	16
Less treasury stock, at cost, 113 shares in 2005	(306)
Additional paid-in capital	14,541
Accumulated deficit	(12,485)
Total Shareholders' Equity	1,766
Total Liabilities and Shareholders' Equity	$2,466